Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of 4th Grade Films, Inc. (the “Registrant”) on Form 10-K for the year ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Shane Thueson, Principal Executive Officer, President and Director, and Nicholl Doolin, Principal Financial Officer, Vice President and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	September 10, 2012	By:	/s/Shane Thueson
Shane Thueson
Principal Executive Officer,
President & Director
4th Grade Films, Inc.

Date:	September 10, 2012	By:	/s/Nicholl Doolin
Nicholl Doolin
Principal Financial Officer,
Vice President & Director
4th Grade Films, Inc.